Exhibit 99.2

MGT Capital Announces Settlement Agreement with Iroquois Master Fund Ltd. and Schedules Annual Meeting of Stockholders

Harrison, NY (September 29, 2014) – MGT Capital Investments, Inc. (NYSE MKT: MGT) announced today that it has reached an agreement with Iroquois Master Fund Ltd. and certain of its affiliates (collectively “Iroquois”) under which a new independent director proposed by Iroquois will stand for election in place of a management member on the Company’s Board of Directors.

As part of the agreement, at the Company’s 2014 Annual Meeting, Iroquois will vote all of its shares in support of the slate of four directors consisting of current directors H. Robert Holmes, Michael Onghai and Robert Ladd, and the new independent director nominee Joshua Silverman, a co-founder of Iroquois Capital. The agreement also includes standstill provisions and the reimbursement of up to $100,000 of certain Iroquois expenses.

“We believe this agreement is in the best interests of the Company and our stockholders,” stated Mr. Ladd, Chief Executive Officer of MGT. “Best corporate governance practices are fostered by aligning leadership with stock ownership; with over 20% of the Company’s stock held by officers and directors, we remain extremely focused on performance.”

Added Mr. Silverman, “We are pleased to have reached an amicable agreement with MGT and look forward to working constructively together with the Board and management team to help maximize value for all stockholders. In addition to today’s agreement, Iroquois has agreed to buy $250,000 of common stock from the Company at a price of $1.00 per share as a further signal of our commitment and support.”

The Company also announced that its annual meeting of stockholders has been scheduled for December 18, 2014 at its corporate offices. Stockholders of record as of October 23, 2014 will be eligible to vote for the proposed slate of directors and other proposals for consideration that will be included in the Company’s proxy statement scheduled for filing with the Securities and Exchange Commission.

About MGT Capital Investments, Inc.

MGT Capital and its subsidiaries operate social and real money gaming sites online and in the mobile space, including ownership of the 3rd largest daily fantasy sports wagering platform, www.DraftDay.com. The Company also offers games of skill through www.MGTplay.com and social casino games with SlotChamp™, and has created an online portal for fantasy sports news and commentary, www.FantasySportsLive.com. In addition, the Company owns intellectual property relating to slot machines and has asserted its claims via patent infringement lawsuits.

Forward-looking Statements

This press release contains forward-looking statements. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward-looking statements.” MGT’s financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company’s most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Company Contact

MGT Capital Investments, Inc.

Robert Traversa, Chief Financial Officer

914-630-7431

rtraversa@mgtci.com